Exhibit (h)(9)

TRANSITION MANAGEMENT AGREEMENT

August 14, 2015

This Transition Management Agreement (this “Agreement”) by and among State Street Bank and Trust Company (“State Street”) and RE Advisers Corporation (the “Client”) and each of the registered investment companies and their portfolios managed by the Client that are the subject of a Transition Notice hereunder (each, a “Fund”) shall constitute an arrangement whereby the Client may, from time to time, appoint State Street as transition manager for the liquidation or restructuring of certain portfolios of securities and/or other assets belonging to a particular Fund and designated as an account (each, an “Account”) at State Street. The Client hereby appoints State Street as transition manager for each Account that is the subject of a transition notice (the “Transition Notice”) delivered in writing to State Street in substantially the form attached hereto as Annex A. The Client agrees that it shall submit a separate Transition Notice on behalf of each Account for which it requests State Street to undertake the transition management services hereunder and that each such Transition Notice delivered by the Client to State Street shall be incorporated into and made a part of this Agreement. The Client further acknowledges that with respect to an Account that is the subject of a Transition Notice, State Street shall provide its transition management services to such Account subject to and in accordance with all of the following terms, conditions, procedures and policies of this Agreement. Each party understands and agree that State Street may serve the transition manager for a Fund transitioning its portfolio of securities and other assets from an adviser (or sub-adviser) to an interim adviser (or interim sub-adviser) and shortly thereafter (e.g., 150 days) to a permanent adviser (or sub-adviser). In such cases of multiple transitions within a short timeframe, the Client will appoint State Street as transition manager by submitting separate Transition Notices for each transistion and an Account will be established for each transition.

ASSETS TO BE TRANSITIONED

The Client hereby directs State Street to generate, prior to the commencement of each transition, a list of the securities and/or other assets held in an Account (the “Guaranteed List”) as of the close of business on the business day prior to the “Transition Commencement Date,” which is the date that is set forth in the Transition Notice as the date on which the transition management services hereunder are to begin on behalf of such Account. The Client or a sub-adviser retained by the Client may also, if applicable, deliver or cause to be delivered to State Street a list of the securities and/or other assets that it requires as part of the new portfolio being funded by or on behalf of the Client (the “Target Portfolio List”). The Client shall ensure that State Street receives either a share value or a weighting within the total new portfolio for each security and/or other asset included on the Target Portfolio List. If the Client delivers a Target Portfolio List, State Street shall determine, based on the information set forth on the Guaranteed List and the Target Portfolio List, the securities and/or other assets currently held in the Account that may be transferred or accepted “in kind” (the “Retained Securities”). State Street shall be authorized to (a) retain, immediately upon the initiation of the transition management services on behalf of the relevant Account, all of the Retained

Securities and (b) arrange for the sale of all other securities and/or assets remaining in the Account after the foregoing retention and, with the proceeds from such sales, purchase the remaining new securities and/or other assets set forth on the Target Portfolio List and arrange for their delivery as directed by the Client. If the Client does not intend to immediately fund a new portfolio upon the sale of the securities and/or other assets in the Account and, accordingly, does not deliver a Target Portfolio List, the Client shall direct State Street to arrange for the sale of all securities and/or other assets on the Guaranteed List and either direct the delivery of the proceeds from such sales to the Account for the benefit of the Client or the investment of such proceeds to maintain broad market exposure to specifically identified benchmark indices in any manner permitted in the form of Transition Notice attached hereto.

With respect to the securities and/or other asset holdings in an Account, State Street shall only be responsible for trading or otherwise liquidating securities that are readily marketable (i.e., they are part of a class of stock or securities that are traded on a securities exchange or traded or quoted regularly in the over-the-counter market) and for which, as determined in the sole discretion of State Street, sufficient liquidity exists. State Street shall identify those securities and/or other assets of any Account that is the subject of a Transition Notice that it views as not readily marketable or illiquid and promptly provide a list of such securities or other assets to the Client. The securities and/or other assets identified on such list shall be deemed removed from the Guaranteed List or Target Portfolio List, as applicable, and no longer subject to the transition management services to be provided hereunder for such Account.

TERMS OF ASSIGNMENT

State Street, in its capacity as the transition manager under this Agreement, shall provide Client with transition management services for liquidating or restructuring an Account in a cost efficient and flexible manner. These transition management services include, in part, (a) reviewing the Guaranteed List and, if applicable, Target Portfolio List, (b) analyzing projected transaction volumes and the number of securities and/or other asset positions in the liquidation or restructuring, (c) examining and identifying potential trading costs, including a review of using off-exchange trading networks, and (d) effecting securities trades and any related foreign exchange transactions. The Client expressly acknowledges and agrees that State Street is entitled to rely on the accuracy of any Target Portfolio List and any other information provided in writing, including electronic mail, to it by the Client or any other third party acting at the request or on behalf of the Client or the relevant Account. State Street shall only be responsible for transitioning cash positions that are reported on any Guaranteed List.

The Client acknowledges and agrees that State Street has no authority, responsibility or control over, and shall not be providing any investment advice or exercising investment discretion with respect to, the decision by the Client to transition the securities and/or other assets of a Fund comprising an Account or the selection of any Target Portfolio List. State Street shall only be expected to act in the capacity of a transition manager under this Agreement and, in such capacity, to exercise discretion only on price, timing and venue (i) with respect to the trading of the securities and/or other assets constituting the Guaranteed List and any Target Portfolio List.

FEES

The Client, on behalf of itself and each Fund, agrees to pay (or to cause the applicable Fund to pay) to State Street or its applicable affiliates the fees and commissions for transition management services agreed to in writing between the Client and State Street in each Transition Notice executed hereunder. Fees and commissions apply to all equity, fixed income and futures trades (other than SSgA Cross-Trades, as defined below), whether open market transactions, external crossing network transactions, or internal agency cross transactions. In connection with meeting implementation shortfall or commission estimates, however, State Street may choose to waive, for a particular transition, fees and commissions on certain internal agency cross transactions executed on our trading desk.

Services other than transition management services may also be provided to the Client by State Street and/or its affiliates. Nothing herein, however, shall be deemed to modify or amend any agreement between State Street and/or its affiliates and the Client with respect to any other services, including without limitation custody and sub-advisory services that may be provided to the Client by State Street and/or its affiliates. State Street and/or its affiliates, in their capacity as a provider of such other services, may charge the Client fees, including transaction-based fees, as may be agreed by the Client from time-to-time, including with respect to such other services performed in connection with the activities undertaken pursuant to this Agreement.

SSGA INTERNAL CROSS-TRADING

State Street effects, from time to time, systematic “re-balancing” of certain index or model-driven client accounts or collective funds for which State Street Global Advisors, a division of State Street (“SSgA”), acts as the investment manager or discretionary trustee (the “State Street Passive Accounts”). SSgA runs, from time to time, a computer crossing model (the “SSgA Cross”) pursuant to which equity trades for the State Street Passive Accounts and equity trades for Large Accounts (as defined in the Cross-Trade Exemption) for which State Street acts as transition manager may be crossed on an agency basis. Each purchase and sale transaction effected pursuant to the SSgA Cross is referred to herein as an “SSgA Cross-Trade.”

State Street may engage in an SSgA Cross-Trade when the crossing model matches an order to buy a security for a State Street Passive Account or for another Large Account with a corresponding order to sell the same security from another State Street Passive Account or that is contained on a Guaranteed List of a Large Account or when the crossing model matches an order to sell a security from a State Street Passive Account or from another Large Account with a corresponding order to buy the same security from another State Street Passive Account or that is contained on a Target Portfolio List of a Large Account.

State Street represents that it shall perform SSgA Cross-Trades pursuant to the terms and conditions of Prohibited Transaction Class Exemption 2002-12 (the “Cross-Trade Exemption”) under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Each SSgA Cross-Trade shall be effected at the closing market price for that security on the day of the SSgA Cross-Trade, determined through pricing services independent of State Street. State Street shall not, in its capacity as transition manager or otherwise, charge any brokerage fees or commissions in connection with the SSgA Cross-Trades. In accordance with the terms of the Cross-Trade Exemption, the Client hereby authorizes, in accordance with the terms of the State Street Policies for Internal Cross-Trading and the Cross-Trade Exemption, each of which the Client acknowledges has been delivered to it prior to the date hereof, any SSgA Cross-Trades between an Account and any State Street Passive Account or any other Large Account that may arise in the context of a liquidation or restructuring program effected pursuant to a Transition Notice delivered hereunder. The Client may terminate such authorization to execute SSgA Cross-Trades at any time by sending State Street a termination notice, in substantially the form that has been separately provided by State Street to the Client, but in any event such authorization shall terminate with respect to any liquidation or restructuring on behalf of an Account sixty (60) days from the date of receipt by State Street of the Transition Notice related thereto, unless extended by the Client in writing for an additional thirty (30) days.

SECURITIES MARKET TRADING AND OTHER CROSS-TRADING

The Client also hereby authorizes and directs State Street, subject to duties of best execution, to place equity securities orders on behalf of an Account through its affiliated broker-dealers, including State Street Global Markets, LLC and State Street Global Markets International Limited, for execution. Such equity securities orders may be executed by State Street and its affiliated broker-dealers either in open market transactions, including through the use of external crossing networks, or in internal agency cross transactions, including through the use of BlockCross, a wholly-owned alternative trading system operated by an affiliated broker-dealer of State Street (each, an “Equity Market Transaction”).

The Client also hereby authorizes and directs State Street, subject to duties of best execution, to place fixed income securities orders (each, a “Fixed Income Market Transaction”) through affiliated broker-dealers of State Street in a manner whereby such Fixed Income Market Transactions are executed by such affiliated broker-dealers on an agency basis with third party market principal dealers. The Client authorizes and directs that such affiliated broker-dealers may accept a commission for effecting such trades. The amount of any such authorized commission shall be specifically identified in the relevant Transition Notice.

FOREIGN EXCHANGE TRANSACTIONS

During the course of any liquidation or restructuring program described herein, foreign exchange transactions on behalf of an Account may be required in connection with the purchase or sale of securities denominated in currencies other than the base currency of the Account, as well as to repatriate to the base currency of the Account any income from dividends, interest, corporate actions or other sources. The Client hereby directs that State Street, as its agent, and subject to best execution, execute all such foreign exchange transactions either with State Street acting as principal foreign exchange dealer through its foreign exchange trading desk or with any third party independent financial institution acting as principal foreign exchange dealer as selected by State Street in its sole discretion; provided, however, that the Client hereby directs that all foreign exchange transactions for which State Street, as transition manager, determines, in its sole discretion, that it is not practicable or operationally efficient to negotiate a live rate directly with a principal foreign exchange dealer due to foreign exchange controls, local regulations, local market practices or otherwise, shall be directed to the relevant custodian of the Client, which may be State Street, for execution in accordance with such custodian’s normal custody procedures. Such transactions are executed with either the custodian or one of its subcustodians at a rate determined solely by the custodian or such subcustodian and are outside of the services and responsibilities of State Street in its capacity as transition manager.

State Street, in its capacity as transition manager and acting as agent, does not charge a separate commission for foreign exchange transactions, whether such transactions are executed with State Street acting as principal foreign exchange dealer through its foreign exchange trading desk or with a third party independent financial institution acting as a principal foreign exchange dealer. However, when State Street, in its capacity as transition manager and acting as agent on behalf of the Client, enters into foreign exchange transactions with its own foreign exchange trading desk acting as a principal foreign exchange dealer and the counterparty to such transactions, State Street, in its capacity as a principal foreign exchange dealer, seeks to make a profit on such transactions, and State Street, either as agent or as the principal counterparty, shall not be obligated to account to the Client for any such profit. State Street, in its capacity as transition manager and agent, does not guarantee that a principal foreign exchange dealer, whether State Street or a third party independent foreign exchange dealer, will quote or offer any particular rates on foreign exchange transactions. The rates and bid-offer spread that a principal foreign exchange dealer, whether State Street or a third party independent foreign exchange dealer, may quote to State Street as transition manager generally will not be as favorable to the Client as those quoted to participants in the inter-bank market.

NO FUTURES TRANSACTIONS

The Client hereby acknowledges and agrees that this Agreement does not permit it to instruct State Street to purchase futures or to invest the assets of any Account in accordance with any futures overlay requirements. The Client further acknowledges and agrees that any request by it for State Street to so invest the assets of any Account shall require that the Client execute certain amendments to this Agreement (the “Futures Amendments”). The Client further acknowledges and agrees that if it instructs State Street to purchase futures or to invest the assets of any Account in accordance with any futures overlay requirements without executing the Futures Amendments, then State Street shall have no liability hereunder whatsoever, whether direct or indirect, to the Client, the applicable Fund(s) or the Account for taking or failing to take any action with respect to such instructions.

CORPORATE ACTIONS

Neither State Street nor any of its nominees or agents shall, during the liquidation or restructuring of any Account that is the subject of a Transition Notice, vote upon or in respect of any of the securities and/or other assets comprising the Account, execute any form of proxy to vote thereon or give any other consent or take any action with respect thereto, except upon the receipt of written instructions from the Client, or its designated agent, relative thereto. Upon receipt of any proxy or other materials requiring voting, consent or other action in respect of any of the securities and/or assets comprising the Account, State Street shall promptly forward all such materials to the Client and shall use reasonable efforts to identify to the Client the deadline for receipt of instructions to enable the voting or consent process to take place effectively and efficiently. If voting or other instructions are not timely received by State Street from the Client, State Street shall have no obligation to take any action and shall not be liable to the Client or any Fund for any such failure to act.

State Street shall, during the liquidation or restructuring of an Account that is the subject of a Transition Notice, collect all interest and dividends and all other income and payments, whether paid in cash or in kind, on the securities and/or other assets comprising such Account, as the same become payable and credit the same to the Account.

STANDARD OF CARE

State Street shall perform its transition management services hereunder with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the performance of similar services.

State Street, however, shall not be liable to the Client or any Fund for any losses, damages and expenses arising out of, resulting from or in connection with the general risk of investing or investing in a particular country or asset class in accordance with the directions of the Client. Subject to the immediately following sentence, State Street and its affiliated broker-dealers and futures commission merchants shall be liable for any direct (as opposed to indirect, incidental, consequential, special, speculative or punitive) losses, damages and expenses that result from a breach of State Street’s standard of care as set forth herein or from any act of fraud or gross negligence of State Street or any such affiliated broker-dealer or futures commission merchant. Notwithstanding anything else to the contrary herein, in no event shall State Street or any of its affiliated broker-dealers or futures commission merchants be liable to the Client or any Fund hereunder for any indirect, incidental, consequential, special, speculative or punitive losses, damages or expenses of any kind, including, without limitation, loss of opportunity, loss of anticipated profits or savings or loss of goodwill or reputation, regardless of the form of action and regardless of whether State Street has been advised of the possibility of such damages except to the extent resulting from any act of fraud of State Street or any such affiliated broker-dealer or futures commission merchant or to the extent such losses, damages or expenses cannot be waived or disclaimed as a matter of applicable law.

The Client acknowledges and agrees that it has received, read and understood the State Street Bank and Trust Company Transition Management Disclosure Relating to Conflicts of Interest, as well as those other disclosures listed on Exhibit 1 hereto, which the Client acknowledges have each been delivered to it prior to the date hereof.

The Client hereby agrees on behalf of itself, each Fund and any Account that is the subject of a Transition Notice under this Agreement that all affiliated broker-dealers and futures commission merchants of State Street shall be third party beneficiaries of this provision and the limitations on liability set forth herein. This provision and the limitations on liability set forth herein shall survive termination of this Agreement for whatever reason.

POST TRADE REPORTING

Within fifteen (15) business days of the completion of a liquidation or restructuring on behalf of an Account, State Street shall provide the Client with a summary report of the liquidation or restructuring, including details of all SSgA Cross-Trades, Equity Market Transactions and Fixed Income Market Transactions executed by State Street and its affiliated broker-dealers and futures commission merchants and confirming therein that all available securities and/or other assets have been transitioned in accordance with instructions from the Client. State Street shall also report the performance of any liquidation or restructuring, including the implementation shortfall, commissions, bid ask spread, market impact, foreign exchange spread cost, taxes/fees and opportunity costs (each as further defined in such post-transition report), as applicable. The Client hereby agrees that unless it objects by written notice to the contents of the report provided by State Street within sixty (60) calendar days after receipt of the Report (as defined below) from GTA (as defined below), then the Client shall be deemed to have confirmed the accuracy of the report provided by State Street.

The Client has requested that it receive a post-transition transaction cost analysis report (the “Report”) from Global Trading Analytics, LLC (“GTA”) with respect to the transition events contemplated by this Transition Management Agreement, and State Street has agreed to assume the cost of the Report. As such, the Client hereby (i) requests and authorizes State Street to share information related to the transition event covered by this Transition Notice with GTA for the purposes of GTA’s preparation of the Report, (ii) acknowledges that State Street is not affiliated with GTA, and (iii) further acknowledges that State Street is not responsible or liable for the contents of such Report. The Client represents that it is an asset owner of the underlying assets for the Account.

CONFIDENTIALITY

All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations shall be treated as confidential. Subject to the “Use of Data” section below, all confidential information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its Affiliates (as defined below), including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Receiving Party or its Affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.

USE OF DATA

In connection with the provision of the services and the discharge of its other obligations under this Agreement, State Street (which term for purposes of this section includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding the Client or any Fund and share such information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between the Client and State Street or any of its Affiliates and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.

Subject to the paragraph below, State Street and/or its Affiliates (except those Affiliates or business divisions principally engaged in the business of asset management) may use any data or other information (“Data”) obtained by such entities in the performance of their services under this Agreement or any other agreement between the Client or any Fund and State Street or one of its Affiliates, including Data regarding transactions and portfolio holdings relating to the Client or any Fund, and publish, sell, distribute or otherwise commercialize the Data; provided that, unless the Client or Fund otherwise consents, Data is combined or aggregated with information relating to (i) other customers of State Street and/or its Affiliates or (ii) information derived from other sources, in each case such that any published information will be displayed in a manner designed to prevent attribution to or identification of such Data with the Client or any Fund. The Client, on behalf of each Fund, agrees that State Street and/or its Affiliates may seek to profit and realize economic benefit from the commercialization and use of the Data, that such benefit will constitute part of State Street’s compensation for services under this Agreement or such other agreement, and State Street and/or its Affiliates shall be entitled to retain and not be required to disclose the amount of such economic benefit and profit to the Client or any Fund.

Except as expressly contemplated by this Agreement, nothing in this section shall limit the confidentiality and data-protection obligations of State Street and its Affiliates under this Agreement and applicable law. State Street shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this section to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement.

MISCELLANEOUS

The Client represents that none of the Funds is (i) an employee benefit plan, as defined in Section 3(3) of ERISA, that is subject to Title I thereof, (ii) a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, (iii) a plan that would be described in any of the foregoing clauses except that it is exempt from Title 1 of ERISA pursuant to Section 4(b) thereof, or (iv) an entity any of the assets of which are deemed to include assets of a plan described in the foregoing clauses by reason of the application of 29 C.F.R.§ 2510.3-101. Each of the foregoing representations and warranties shall be deemed to be repeated by the Client upon the delivery of any Transition Notice to State Street from the Client on behalf of any Fund.

Each of the Client and State Street hereby represents and warrants to the other party (such representations and warranties are deemed to be repeated at the time of each transition) that (i) it is duly incorporated, established or constituted, as the case may be, and validly existing under the laws of its jurisdiction of incorporation, establishment or constitution, as the case may be, (ii) it and any person on whose behalf it may act (including any Fund) has and during the term of this Agreement shall continue to have full capacity, power and authority to enter into and perform this Agreement and each Transition Notice, and has taken and shall continue to take all action (including, without limitation, the obtaining of all necessary regulatory and/or governmental consents in any applicable jurisdiction) to authorize the execution and performance of this Agreement and each Transition Notice, and (iii) this Agreement and each Transition Notice is a binding and enforceable obligation on such party (including any Fund), in accordance with its terms, except only as enforceability may be limited by bankruptcy, insolvency, or similar laws. The Client further represents and warrants to State Street (such representations and warranties are deemed to be repeated at the time of each transition) that (a) it is fully authorized to undertake and perform all the rights and obligations of each Fund hereunder as agent for such Fund, (b) it may lawfully enter into the transactions contemplated by this Agreement and each Transition Notice, (c) that such transactions will not contravene or violate any constituent document, policy, guideline, material contract or other material document applicable to the Client, applicable laws or regulations (d) that such transactions are suitable for the Account and each Fund, and (e) that each Fund holds good and valid title to the securities and other assets contained in the Guaranteed List applicable to such Fund, free and clear of all liens, encumbrances and restrictions.

Each Fund represents and warrants to State Street that (x) it has all necessary power and authority to enter into and perform this Agreement and each Transition Notice and that each of this Agreement and each Transition Notice is binding on the

Fund in accordance with its terms and (y) it has fully authorized the Client to act on its behalf and as its agent and to undertake and perform all of its rights and obligations hereunder, including, without limitation the execution and delivery of a Transition Notice. Each Fund agrees to pay to State Street or its applicable affiliates the fees and commissions agreed to in writing between the Client and State Street in each Transition Notice executed hereunder. Each of the foregoing representations and warranties shall be deemed to be made by a Fund upon the delivery of any Transition Notice to State Street from the Client on behalf of such Fund. The parties hereto acknowledge and agree that the rights and obligations of each Fund hereunder shall be several and not joint with the rights of any other Fund.

The Client shall be responsible for any governmental fees or taxes that may arise in respect of the transactions conducted on behalf of the Client or any Fund hereunder. On request, the Client shall promptly supply State Street with such documentation as is reasonably needed to confirm the accuracy of the above representations and that it and any person on whose behalf it may act has complied and shall continue to comply with anti-bribery and anti-corruption rules as may be applicable to it from time to time. In addition, to help the government fight the funding of terrorism and money laundering activities, applicable law requires all financial institutions to obtain, verify and record information that identifies each client who opens an account. This means that State Street shall require that the Client, each Fund and each Account subject to a Transition Notice provide their full name, business address, tax identification number and such other information that will allow State Street to identify the Client, the Fund and the Account. State Street may also contact the Client to provide additional identifying information, if necessary.

This Agreement shall be deemed to have been made in The Commonwealth of Massachusetts and shall be construed, and the rights and liabilities of the parties determined, in accordance with the substantive laws of The Commonwealth of Massachusetts, without giving effect to conflict of law provisions. If any provision or part of this Agreement is void or unenforceable due to any applicable law, it shall be deemed to be amended to the extent necessary to make such provision valid and enforceable and the remaining provisions shall continue in full force and effect. This Agreement may only be modified or amended in a writing signed by all the parties or their authorized representatives. This Agreement and all Transition Notices delivered hereunder constitute the entire and complete agreement between the parties hereto concerning the subject matter hereof and supersedes all other communications, written or oral (including, without limitation, any pre-trade estimate reports, transition strategy documents, requests for proposals, questionnaires, marketing materials, presentations or other estimates, projections, forecasts or similar documents that may be provided by State Street), between the parties relating to the subject matter hereof. This Agreement may be signed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more of such counterparts have been signed by each party and delivered to the other party. In the event of any conflict between the terms of this Agreement and any Transition Notice, the terms of the Transition Notice prevail.

Neither party shall be responsible or liable to the other party for any losses, liabilities, damages or expenses which are caused by any failure or delay in the performance of its obligations under this Agreement or those of any third party arising out of or caused directly or indirectly by circumstances beyond its control, including, without limitation: acts of God; earthquakes; fires; floods; wars; sabotage; epidemics; riots; interruptions, loss or malfunction of utilities, transportation, computer (hardware or software) or communication services; accidents; labor disputes; or acts of civil or military authority or governmental actions.

Either State Street or the Client may terminate this Agreement upon five (5) business days’ advance written notice to the other party, although no such notice shall be effective (i) for any outstanding liquidation or restructuring on behalf of an Account that is subject to a current Transition Notice or (ii) with respect to any rights or obligations related to any prior Transition Notice to the extent not performed or satisfied in full or which otherwise expressly survive the termination of this Agreement. Such termination by the Client acting as agent for one Fund shall not result in the termination of this Agreement as it applies to any other Fund.

If the above accurately reflects your understanding of our arrangement, we ask that you please sign and date this Agreement in the space provided below.

STATE STREET BANK AND TRUST COMPANY

By:
Title:
Date:

AGREED TO AND ACCEPTED:

RE ADVISERS CORPORATION

IN A PRINCIPAL CAPACITY AND AS AGENT FOR EACH OF THE FUNDS

By:
Title:
Date:

EXHIBIT 1

ACKNOWLEDGMENTS (Sign at the bottom of the page)

SSgA Cross-Trade Disclosures

1)	State Street Policies for Internal Cross-Trading (including form of notice to terminate authorization to perform SSgA Cross-Trades)

2)	Copy of the Cross-Trade Exemption

Conflicts of Interest Disclosures

3)	State Street Bank and Trust Company Transition Management Disclosure Relating to Conflicts of Interest

The Client expressly acknowledges and agrees that it has received, read and understood the SSgA Cross-Trade Disclosures and Conflicts of Interest Disclosures.

RE ADVISERS CORPORATION

IN A PRINCIPAL CAPACITY AND AS AGENT FOR EACH OF THE FUNDS

By:
Title:
Date:

ANNEX A

FORM OF TRANSITION NOTICE

To:	State Street Bank and Trust Company (“State Street”)

From:	RE Advisers Corporation (the “Client”) in its capacity as investment manager of, and as agent for and on behalf of, [NAME OF FUND] (the “Fund”) and with respect to a certain portfolio of securities and/or assets belonging to the Fund designated as Account Number [ ] (the “Account”) at State Street.

Transition Commencement Date: [                    ]

Transition Agreement: The Client appoints State Street to manage the liquidation or restructuring of the Account on the terms and subject to the conditions of the Transition Management Agreement dated [                    ] between State Street and the Client (the “Transition Management Agreement”), as supplemented and/or expressly amended by this Transition Notice. The Client acknowledges and agrees that, by execution of this Transition Notice, the Fund shall become a “Fund” for purposes of the Transition Management Agreement and shall be bound by the obligations and limitations on liability set forth in such Transition Management Agreement.

Special Instructions:

The Client has requested that it receive a post-transition transaction cost analysis report (the “Report”) from Global Trading Analytics, LLC (“GTA”) with respect to the transition event contemplated by this Transition Notice, and State Street has agreed to assume the cost of the Report. As such, the Client hereby (i) requests and authorizes State Street to share information related to the transition event covered by this Transition Notice with GTA for the purposes of GTA’s preparation of the Report, (ii) acknowledges that State Street is not affiliated with GTA, and (iii) further acknowledges that State Street is not responsible or liable for the contents of such Report. The Client represents that it is an asset owner of the underlying assets for the Account.

Representations and Acknowledgements:

The Client hereby acknowledges that it has requested and received, within sixty (60) days prior to the date of this Transition Notice, each of the following: (i) the current copy of the State Street Policies for Internal Cross-Trading and (ii) a copy of U.S. Prohibited Transaction Class Exemption 2002-12 under the Employee Retirement Income Security Act of 1974, as amended.

Consistent with the requirements of the Cross-Trade Exemption, the Client hereby represents and warrants that the Fund (with its affiliate series) is an institutional investor having aggregate total assets in excess of $50 million, and hereby authorizes any SSgA Cross-Trades between an Account and any State Street Passive Account or any other Large Account that may arise hereunder.

THE CLIENT HEREBY ACKNOWLEDGES AND AGREES THAT THE TRANSITION MANAGEMENT AGREEMENT DOES NOT PERMIT IT TO INSTRUCT STATE STREET TO PURCHASE FUTURES OR TO INVEST THE ASSETS OF ANY ACCOUNT IN ACCORDANCE

WITH ANY FUTURES OVERLAY REQUIREMENTS. THE CLIENT FURTHER ACKNOWLEDGES AND AGREES THAT ANY REQUEST BY IT FOR STATE STREET TO SO INVEST THE ASSETS OF ANY ACCOUNT SHALL REQUIRE THAT THE CLIENT EXECUTE CERTAIN AMENDMENTS TO THE TRANSITION MANAGEMENT AGREEMENT.

Client Tax Identification Number:

Transferring Manager Contact Information:

Manager Name	Title	Telephone Number	Facsimile Number

Receiving Manager Contact Information:

Manager Name	Title	Telephone Number	Facsimile Number

Transaction Fee Table*:

Canadian and/or United States Equities	[XX] Cents Per Share
International Equities	[XX] Basis Points on the price at which the equities are traded except as noted below: [Insert country-by-country exception table]
Fixed Income	[XX] Basis Points of Principal Value

*	Rates are applied based on the jurisdiction of the market where relevant security or asset is traded.

Miscellaneous

The terms used but not otherwise defined herein shall have the meanings ascribed to them in the Transition Management Agreement. This Transition Notice shall be governed by the laws of The Commonwealth of Massachusetts. The effective date of this Transition Notice shall be the Transition Commencement Date set forth above.

RE ADVISERS CORPORATION

IN A PRINCIPAL CAPACITY AND AS AGENT FOR THE FUND

By:
Name:
Title:
Date:

AGREED AND ACCEPTED:

STATE STREET BANK AND TRUST COMPANY

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